Exhibit 99.1

Bioxytran’s BXT-25 Drug Acts as a Universal Oxygen Carrier Like Hyperbaric Oxygenation for Stroke & Alzheimer’s Patients

BXT-25 is expected to oxygenate the brain and be monitored by Bioxytran’s FDA approved medical device to trace all oxygen molecules

BOSTON, MASSACHUSETTS, July 2, 2024 (GLOBE NEWSWIRE) — BIOXYTRAN, INC. (OTCQB: BIXT) (the “Company”), a clinical stage biotechnology company developing drugs to treat stroke and Alzheimer’s disease, announced that Bioxtran’s Science Advisor Prof. Avraham Mayevsky’s book titled Hyperbaric Oxygenation Mitochondrial Activity and Brain Physiological Functions was published by a publishing house, Springer. It is available by eBook or Hardcover. The book is directly tied to the Hypoxia platform technology which uses the MDX Viewer as an analytical method, which is an FDA approved device to measure tissue oxygenation. The device measures the consumption of oxygen molecules in tissues on a cellular level. The output of the MDX Viewer is the Brain Metabolic Score BMS, which is a vital part of the approval process for Bioxytran’s acellular oxygen carrier (AOC) molecule called BXT-25. Bioxytran plans on using the BXT-25 in its clinical trials for ischemic stroke and Alzheimer’s disease patients as a way to replace hyperbaric oxygen treatment (HBOT).

https://link.springer.com/book/10.1007/978-3-031-49681-3

The book is a comprehensive overview of the effects of hyperbaric oxygen on brain functions including mitochondrial activity. The MDX viewer is an FDA approved medical device that measures tissue metabolic score and its results are cited many times throughout the book. The results from the MDX viewer provided a solid foundation upon which he was able to further elucidate the relationship between oxygenation and cerebral function with respect to hyperbaric oxygenation treatment. The book also discusses the effects of hyperbaric oxygen treatment on brain biochemical and physiological responses that can influence mitochondrial activity, which is essential for energy production. The evidence suggests that hyperbaric oxygen improves cerebral blood flow and tissue oxygenation which ultimately results in a positive impact on brain functioning and performance.

“BXT-25 is expected to oxygenate the brain and other human organs and tissues,” said Avraham Mayevsky, Member of Bioxytran’s Medical Advisory Board. “One of the biggest challenges in in clinical trials is determining the efficacy of a drug. One of the most widely held beliefs in medicine is that increased mitochondrial activity at the cellular level means cells are working more efficiently and that ultimately leads to a demonstration of efficacy of a drug. The MDX viewer is an FDA approved device that monitors oxygenation in real time and is so sensitive, that it’s conceivable future applications could be used as an endpoint of efficacy. Drugs capable of treating diseases will ultimately impact they body by increasing the BMS. This means that if a patient baseline BMS is established and then an efficacious drug is introduced the BMS will rise. Conversely if a drug is tested on a person who experiences side effects, its likely the BMS will go down. Since BXT-25 is essentially a miniaturized oxygen carrier we would expect to see favorable increases in BMS. Coupling the MDX Viewer in clinical trials with drugs like BXT-25 could significantly shorten the clinical trial processes an demonstrate efficacy on a cellular level using an unbiased biomarker instead of surrogate biomarkers to demonstrate efficacy. Ultimately, I see this will shorten the time for FDA approval as a universal oxygen carrier for tissue oxygenation.”

About Bioxytran, Inc.

Bioxytran, Inc. is a clinical stage biotechnology company developing a drug to treat stroke in an early stage and Alzheimer’s disease by delivering oxygen with a molecule that is 5000 times smaller than a red blood cell. More information can be found at www.bioxytraninc.com

Investor Relations

Michael Sheikh

509-991-0245

mike.sheikh@bioxytraninc.com

Forward-Looking Statements

This press release includes forward-looking statements as defined under federal law, including those related to the performance of technology described in this press release. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause Bioxytran’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward-looking statements and risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and those risk factors set forth from time-to-time in other filings with the Securities and Exchange Commission. Bioxytran undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.